Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                            Kenneth H. Shubin Stein, MD, CFA
                                             1995 Broadway, Suite 1801
                                             New York, NY 10023


Date(s) of Event Requiring Statement:        04/04/08

Issuer and Ticker Symbol:                    Resource America, Inc. (REXI)
Relationship to Issuer:                      10% Owner
Designated Filer:                            Spencer Capital Management, LLC


Title of Security:                           Common Stock

Transaction Date                             04/04/08
Transaction Code                             S
Amount of Securities and Price               500 at $9.69 per share
                                             500 at $9.71 per share
                                             500 at $9.73 per share
                                             500 at $9.82 per share
                                             500 at $9.84 per share
                                             500 at $9.86 per share
                                             201 at $9.95 per share


Securities Acquired (A) or Disposed of (D)   D
Amount of Securities Beneficially Owned
Following Reported Transactions              2,249,452
Ownership Form:                              I
Nature of Indirect Beneficial Ownership:     (1)